SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[_]    Definitive Additional Materials

[_]    Soliciting Material Pursuant to (ss.)240.14a-11(c) or
       (ss.)240.14a-12

                Bull & Bear U.S. Government Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0- 11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

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Notes:

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PRELIMINARY COPY



                  BULL & BEAR MUNICIPAL INCOME FUND, INC.
             BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
               ----------------------------------------------

                 NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS
               ----------------------------------------------

To the Stockholders:

          The Annual Meeting of Stockholders of each of Bull & Bear Municipal Income Fund, Inc. and Bull & Bear U.S. Government Securities Fund, Inc. (each, a "Fund" and, collectively, the "Funds") will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, on Thursday, November 20, 1997 at 10:00 a.m., for the following purposes:

          1. To elect Directors to serve for a specified term and until their successors are duly elected and qualified.

          2. To change the investment objective and approve certain changes to the fundamental investment policies of each Fund.

          3. To amend each Fund's Articles of Incorporation to change the Fund's name.

          4. To change the classification of each Fund from a diversified investment company to a non-diversified investment company.

          5. To ratify the selection of Tait, Weller & Baker as independent auditors of each Fund.

          6. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Stockholders of record at the close of business on October __, 1997 will be entitled to receive notice of and to vote at the meeting.

                           By Order of the Boards


                              Thomas B. Winmill
                              Co-President

New York, New York
October, 1997


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                      WE NEED YOUR PROXY VOTE IMMEDIATELY

A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF STOCKHOLDERS OF EACH FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE AFFECTED FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND(S) TO HOLD THE MEETING(S) AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD(S) IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

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


PRELIMINARY COPY


                     BULL & BEAR MUNICIPAL INCOME FUND, INC.
                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                  ---------------------------------------------

                            COMBINED PROXY STATEMENT
                  ---------------------------------------------

                         ANNUAL MEETINGS OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 20, 1997


          This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of each of Bull & Bear Municipal Income Fund, Inc. ("BBM") and Bull & Bear U.S. Government Securities Fund, Inc. ("BBG") (each, a "Fund" and, collectively, the "Funds") to be used at the Annual Meeting of Stockholders (the "Meeting") of each Fund to be held on Thursday, November 20, 1997 at 10:00 a.m., at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meetings of Stockholders. Stockholders of record at the close of business on October __, 1997 are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders can vote only on matters affecting the Fund(s) of which they are stockholders. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the relevant Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

          As of __________, 1997, the Funds had issued and outstanding the following number of shares:

                                                           NUMBER OF
                                                           SHARES
FUND                                                       OUTSTANDING
----                                                       -----------
Bull & Bear Municipal Income Fund, Inc.                      ------
Bull & Bear U.S. Government Securities Fund, Inc.            ------





          It is estimated that proxy materials will be mailed to stockholders of record on or about October 20, 1997. Each Fund's principal executive offices are located at 11 Hanover Square, New York, New York 10005. COPIES OF EACH FUND'S MOST RECENT ANNUAL AND SEMI- ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 11 HANOVER SQUARE, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL FREE 1-888-847-4200.

          Stockholders of each Fund will vote as a single class and will vote separately on each proposal on which stockholders of that Fund are entitled to vote. If a proposal is approved by stockholders of one Fund and disapproved by stockholders of the other Fund, the proposal will be implemented only for the Fund that approved the proposal. Therefore, it is essential that stockholders who own shares in both Funds complete, date, sign, and return EACH proxy card they receive.

                        PROPOSAL 1. ELECTION OF DIRECTORS

          Each Fund's Board of Directors is divided into five classes with the terms of office of one class expiring each year.

          It is proposed that stockholders of each Fund elect one Class I Director to serve for a one year term, one Class II Director to serve for a two year term, one Class III Director to serve for a three year term, one Class IV Director to serve for a four year term, and one Class V Director to serve for a five year term, and, in each case, until their respective successors are duly elected and qualified.

          The following table sets forth certain information concerning each of the Directors of the Funds. Each of Frederick A. Parker, Jr., Bassett S. Winmill, Mark C. Winmill and Thomas B. Winmill with respect to BBG, and Bassett
S. Winmill with respect to BBM, is currently a Director of such Fund. Each Director who is deemed to be an "interested person" of a Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is indicated by an asterisk. Unless otherwise indicated, information set forth herein applies to both Funds.


NAME, PRINCIPAL OCCUPATION AND                                   DIRECTOR     YEAR TERM
BUSINESS EXPERIENCE FOR PAST FIVE YEARS                          SINCE        EXPIRES
---------------------------------------                          --------     ---------

CLASS I:

RUSSELL E. BURKE III
    BBM                                                          N/A          1998
He is President of Russell E. Burke III, Inc. Fine
Art, New York, New York. His address is 900 Park
Avenue, New York, New York 10021. He is 51 years
old.

FREDERICK A. PARKER, JR.
    BBG                                                          1996         1998
He is President and Chief Executive Officer of
American Pure Water Corporation, a manufacturer of
water purifying equipment. His address is 219 East
69th Street, New York, New York 10021. He is 70
years old.

CLASS II:

DAVID R. STACK
    BBM                                                          N/A          1999
He is a partner with the law firm of McLaughlin &
Stern, LLP. His address is Franklin Avenue,
Millbrook, New York 12545. He is 40 years old.

DOUGLAS WU
    BBG                                                          N/A          1999
He is Managing Director, Private Equity
Investments, of Croesus Capital Management
Corporation, since September 1996. From 1992 to
September 1996, he was a partner with Medali
Partners, a merchant banking firm. His address is
1251 Avenue of the Americas, New York, New York
10020. He is __ years old.

CLASS III:

MARK C. WINMILL*
     BBM                                                         N/A          2000
     BBG                                                         1996         2000
He is Co-President, Co-Chief Executive Officer,
and Chief Financial Officer of the Funds, as well
as the other investment companies (the "Investment
Company Complex") advised by affiliates of Bull &
Bear Group, Inc. ("Group"), the parent company of
Bull & Bear Advisers, Inc. (the "Investment
Manager"), and Group and certain of its
affiliates. He also is Chairman of the Investment
Manager and Investor Service Center, Inc.
("Investor Service"), a registered broker/dealer
and a subsidiary of Group, and President of Bull &
Bear Securities, Inc. ("BBSI"), a registered
broker/dealer and a subsidiary of Group. He is a
son of Bassett S. Winmill and brother of Thomas B.
Winmill. His address is 11 Hanover Square, New
York, New York 10005. He is 39 years old.

CLASS IV:

THOMAS B. WINMILL*
     BBM                                                         N/A          2001
     BBG                                                         1996         2001
He is Co-President, Co-Chief Executive Officer,
and General Counsel of the Funds, as well as the
other investment companies in the Investment
Company Complex, and Group and certain of its
affiliates. He also is President of the Investment
Manager and Investor Service and Chairman of BBSI.
He is a member of the New York State Bar
Association and the SEC Rules Committee of the
Investment Company Institute. He is a son of
Bassett S. Winmill and brother of Mark C. Winmill.
His address is 11 Hanover Square, New York, New
York 10005. He is 38 years old.

CLASS V:

BASSETT S. WINMILL*
     BBM                                                         1996         2002
     BBG                                                         1996         2002
He is Chairman of the Board of the Funds, as well
as one of the other investment companies in the
Investment Company Complex and Group. He is a
member of the New York Society of Security
Analysts, the Association for Investment
Management and Research, and the International
Society of Financial Analysts. He is the father of
Mark C. Winmill and Thomas B. Winmill. His address
is 11 Hanover Square, New York, New York 10005. He
is 67 years old.


          The persons named in the accompanying form of proxy intend to vote each such proxy for the election of the nominees listed above, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for any one or more of the nominees. It is not contemplated that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the Meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees. Each nominee listed above has consented to being named in this Proxy Statement and has agreed to serve as a Director if elected. Robert D. Anderson, Bruce B. Huber, James E. Hunt and John B. Russell are currently Directors of each Fund and Russell E. Burke III is currently a Director of BBG; each such Director intends to resign from such Fund's Board upon the election and qualification of the nominees.

          Each Fund has an audit committee comprised of all of its Directors, the function of which is routinely to review financial statements and other audit-related matters as they arise throughout the year. Neither of the Funds has a standing nominating or compensation committee or any committee performing similar functions. Certain information concerning each Fund's Directors and executive officers and other relevant information is set forth on Exhibit A hereto.

          The Investment Manager is a wholly-owned subsidiary of Group, a publicly- owned company whose securities are listed on The Nasdaq Stock Market. Bassett S. Winmill may be deemed a controlling person of Group on the basis of his ownership of 100% of Group's voting stock and, therefore, of the Investment Manager.

          Each Fund proposes to pay its Directors who are not "interested persons" of the Fund an annual retainer of $2,500, and a per meeting fee of $2,500, and to reimburse them for their expenses. Each Fund also proposes to pay such Directors $250 per special telephonic meeting attended and per committee meeting attended. The Funds do not pay any other remuneration to their executive officers and Directors, and neither of the Funds has a bonus, pension, profit-sharing, or retirement plan. There were three Board and three committee meetings held during the most recently completed fiscal year of each Fund. All of the Directors attended all Board and committee meetings held during such year during the period the Director was in office.

          The aggregate amount of compensation estimated to be paid to each Director or nominee by each Fund, and by all other funds in the Investment Company Complex for which such person is a Board member (the number of which is set forth in parenthesis next to each person's total compensation) for the year ending June 30, 1998, is as follows:

                                                       TOTAL COMPENSATION FROM
NAME OF                            AGGREGATE            FUND(S) AND INVESTMENT
DIRECTOR/NOMINEE                COMPENSATION           COMPANY COMPLEX PAID TO
AND FUND(S)                    FROM THE FUND(S)           DIRECTOR/NOMINEE
----------------               ----------------        ------------------------

Russell E. Burke III
         BBM                   $12,500                     $12,500  (0)

Frederick A. Parker, Jr.
         BBG                   $12,500                     $12,500  (0)

David R. Stack
         BBM                   $12,500                     $12,500  (0)

Mark C. Winmill
         BBM                        $0                           $0 (4)
         BBG                        $0


Thomas B. Winmill
         BBM                        $0                           $0 (7)
         BBG                        $0

Bassett S. Winmill
         BBM                        $0                           $0 (1)
         BBG                        $0

Douglas Wu
         BBG                    $12,500                     $12,500 (0)



VOTE REQUIRED

          For each Fund, the election of each of the nominees requires the affirmative vote of a plurality of the votes cast at the Fund's Meeting.


          PROPOSAL 2. TO APPROVE CERTAIN CHANGES TO THE FUNDAMENTAL INVESTMENT
                      POLICIES OF EACH FUND

          THIS PROPOSAL IS SUBJECT TO THE APPROVAL BY THE RELEVANT FUND'S STOCKHOLDERS TO CHANGE THE NAME OF THE FUND AS DESCRIBED IN PROPOSAL 3. IF PROPOSAL 3 IS NOT APPROVED BY A FUND, THIS PROPOSAL WILL NOT BE PRESENTED AT THAT FUND'S MEETING.

INTRODUCTION

          BBM currently seeks to achieve its investment objective of providing the highest possible income exempt from Federal income tax that is consistent with the preservation of principal by investing primarily in a diversified portfolio of municipal securities ("Municipal Securities"). Municipal Securities are debt obligations issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multistate agencies or authorities, the interest from which is exempt from Federal income tax. Such securities include municipal bonds, municipal notes, and tax-free commercial paper. BBM invests in municipal bonds rated investment grade or, if unrated, determined by the Investment Manager to be of comparable quality. BBM currently may not invest more than 20% of its total assets in unrated securities unless such securities are secured by the full faith and credit of the U.S. Government. It currently is a fundamental policy of BBM that at least 80% of the Fund's income during any fiscal year be exempt from Federal income tax. It is also a fundamental policy of BBM that it will not purchase any security if, as a result, less than 80% of the Fund's total assets (exclusive of cash) would be invested in securities the income from which is exempt from Federal income tax, except that the Fund may invest temporarily more than 20% of its total assets in taxable obligations during periods of abnormal market conditions. BBM may invest up to 20% of the value of its total assets in taxable debt obligations only when the Investment Manager believes it would be in the best interests of stockholders. In addition, BBM may engage in various investment techniques, such as leveraging and purchasing securities on a when-issued basis as described in its Prospectus and Statement of Additional Information.

          BBG currently seeks to achieve its investment objective of providing a high level of current income, liquidity, and safety of principal by investing primarily in securities backed by the full faith and credit of the United States ("U.S. Government Securities"). It currently is a fundamental policy of BBG to invest at least 65% of the value of its total assets in U.S. Government Securities, including direct obligations of the United States (such as U.S. Treasury bills, notes, and bonds) and certain agency securities, such as those issued by the Government National Mortgage Association ("GNMA"). BBG may invest up to 35% of the value of its total assets in securities issued by agencies and instrumentalities of the U.S. Government that may have different levels of government backing but which are not backed by the full faith and credit of the U.S. Government. In addition, BBG may engage in various investment techniques, such as leveraging, lending portfolio securities, writing covered call options, and purchasing securities on a when-issued basis as described in its Prospectus and Statement of Additional Information.

          Management believes that a portion of each Fund's assets may be invested more effectively if the permissible investments and investment techniques are broadened to include those described below. In a rapidly changing market, it is important for each Fund to have the flexibility to purchase a variety of instruments because while under certain market conditions certain types of securities may be deemed most appropriate for purchase by the Fund, under other market conditions other types of securities may be deemed preferable. By expanding the universe of securities each Fund may purchase, the Fund's management will be given the opportunity to adjust the Fund's portfolio from time to time in such manner as it then deems appropriate. The proposed securities in which each Fund would become entitled to invest and the investment techniques in which each Fund would be entitled to engage are described below and in Exhibit B to this Proxy Statement.

          With respect to BBM, the Fund's management believes that the Fund will be able to increase its after-tax returns by combining the Fund's portfolio of Municipal Securities with equity securities and tax-advantaged investments, such as securities issued by real estate companies and real estate investment trusts ("REITs"). The proposed changes to BBM's policies are designed to combine the growth potential of equities with the more regular tax-free income that investing in Municipal obligations can provide. The approach proposed by management will attempt to balance the potential for growth and greater volatility of equity securities with the generally more stable income and the relatively more moderate price fluctuations of Municipal Securities.

          With respect to BBG, the Fund's management believes that the Fund will be able to preserve and increase the "purchasing power" value of its shares (i.e., real total return) over the long-term by combining the Fund's portfolio of U.S. Government Securities with equity securities, particularly those issued by companies involved in natural resources and commodities. The Fund would invest in U.S. dollar-denominated securities, as well as those denominated in foreign currencies, such as the Swiss franc. Real total return is a measure of the change in purchasing power of money invested in a particular instrument after adjusting for inflation. The proposed changes to BBG's policies are designed to cause the net asset value of the Fund's shares to rise at a rate equal to or greater than the rate of general price inflation, thereby preserving the "purchasing power" value of the Fund's shares.

          This Proposal involves changing each Fund's investment objective, fundamental policies and investment restrictions. Pursuant to the requirements of the 1940 Act, these changes also necessitate changing each Fund's name as described under Proposal 3. Management also believes it appropriate to change each Fund's investment objective (which currently is a fundamental policy) and, with respect to BBM only, change certain other fundamental policies, which cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding shares, to non-fundamental policies, which may be changed by vote of the Fund's Directors at any time.

          The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies which may not be changed without stockholder approval. These policies relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities, (g) making loans to others persons, and (h) changing the nature of the business so as to cease to be an investment company. When each Fund was formed, its Board designated a number of other policies as fundamental, in large part in response to certain regulatory requirements or business or industry conditions that no longer exist, and adopted certain restrictions which now are believed to be unduly restrictive. In addition, stockholders of each Fund are being asked in Proposal 4 to change the Fund's classification from a diversified to a non-diversified investment company, which would call for the deletion of the Fund's investment restriction pertaining to diversification. If Proposal 4 is not approved, BBM's Board recommends revising the Fund's diversification investment restrictions to conform to the 1940 Act's definition of diversification; BBG's diversification investment restriction currently conforms to said definition.

          To enable each Fund to broaden its permissible investments as described below, the Fund's Board, at a meeting held on September 9, 1997, unanimously approved changes in the Fund's investment objective, fundamental policies and investment restrictions, and directed that this Proposal be submitted to stockholders for their approval.

CHANGES TO INVESTMENT OBJECTIVE AND MANAGEMENT POLICIES

BULL & BEAR MUNICIPAL INCOME FUND, INC.--If the Proposal is approved, BBM would change its investment objective to providing an attractive level of long-term total return on an after-tax basis, consisting of tax-exempt current income and capital appreciation. To achieve this new objective, BBM would invest at least 50% of the value of its total assets (except when maintaining a temporary defensive position) in Municipal Securities. BBM would invest the remainder of its total assets primarily in securities of selected growth companies that, in the Investment Manager's opinion, will grow faster than the economy as a whole and tax-advantaged investments, such as securities issued by real estate companies and REITs. The Municipal Securities in which the Fund would invest primarily would be rated investment grade by a nationally recognized statistical rating organization and of varying maturities, depending on the Investment Manager's evaluation of current and anticipated market conditions. The Fund would continue to maintain the tax-advantaged status of the income generated from the portion of its portfolio invested in Municipal Securities. The securities in which the Fund would be permitted to invest also would include equity securities, such as common stocks and preferred stocks, convertible securities, non-municipal debt securities, mortgage-related securities, asset-backed securities, warrants, loan participation interests, and securities of other investment companies ("Additional Portfolio Securities"). In addition, BBM would be permitted to engage in various additional investment techniques such as futures and options transactions, lending portfolio securities, and foreign currency transactions.

BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.-- If the Proposal is approved, BBG would change its investment objective to preserving and increasing the purchasing power value of its shares over the long-term. To achieve this new investment objective, BBG would invest at least 50% of the value of its total assets in U.S. Government Securities, obligations of other U.S. Government agencies or instrumentalities, including inflation-indexed instruments, and money market instruments described below. BBG would invest the remainder of its total assets primarily in securities of selected growth companies that, in the Investment Manager's opinion, will grow faster than the economy as a whole, securities issued by companies that invest or deal in natural resources or commodities. The Fund would invest in U.S. dollar-denominated securities, as well as those denominated in foreign currencies, such as the Swiss franc. The securities in which the Fund would be permitted to invest also would include Additional Portfolio Securities to the extent it cannot do so already. In addition, BBG would be permitted to engage in various additional investment techniques, such as futures and options transactions, and foreign currency transactions.

ADDITIONAL PORTFOLIO SECURITIES AND INVESTMENT TECHNIQUES

          If this Proposal is approved, each Fund would be permitted to invest, except where noted, up to 50% of the value of its total assets in the following portfolio securities and engage in the following additional investment techniques. FOR A MORE DETAILED DISCUSSION OF THE ADDITIONAL PORTFOLIO SECURITIES AND INVESTMENT TECHNIQUES AND THEIR RELATED RISKS, SEE EXHIBIT B TO THIS PROXY STATEMENT.

          * EQUITY SECURITIES. The Funds would be permitted to invest in equity securities, including common stocks, preferred stocks and securities that are convertible into common stocks of domestic and foreign issuers. The Funds also would be permitted to invest in equity securities in the form of Depositary Receipts, and in warrants to purchase equity securities.

          * FIXED-INCOME SECURITIES. The Funds would be permitted to invest in fixed-income securities, such as bonds, debentures, notes, mortgage-related securities, and asset- backed securities of domestic and foreign issuers (collectively, "Fixed-Income Securities"). The issuers of these obligations may include domestic and foreign corporations, partnerships or trusts, and governments or their political subdivisions, agencies or instrumentalities. Each Fund would be permitted to invest in convertible securities rated below investment grade. These instruments may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Fixed-Income Securities.

          * MONEY MARKET INSTRUMENTS. The Funds would be permitted to invest in money market instruments which include U.S. Government securities, certificates of deposit, time deposits, bankers' acceptances, short-term investment grade corporate bonds and other short-term debt instruments, and repurchase agreements. BBM currently may invest in money market instruments under certain conditions as described above.

          * INVESTMENT COMPANY SECURITIES. BBM also would be permitted to invest, to the extent permitted under the 1940 Act, in securities of other investment companies which principally invest in securities of the type in which the Fund invests. BBG currently is permitted to invest in such securities. Under the 1940 Act, purchasers of the securities of other investment companies, subject to certain exceptions, are limited to a maximum of (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (ii) 10% of the Fund's total assets in the aggregate. Investments in the securities of investment companies may involve duplication of advisory fees and certain other expenses. Nonetheless, the Board of BBM believes that these changes will provide the Fund greater flexibility to achieve its investment objective.

          * OPTIONS AND FUTURES TRANSACTIONS. Each Fund would be permitted to purchase and write (i.e., sell) call or put options with respect to specific securities and purchase cash-settled options on swaps. Each Fund also would be permitted to enter into futures contracts and options on futures contracts. The Fund would purchase options and enter into futures transactions as a substitute for a comparable market position in the underlying securities or for hedging purposes. The principal reason for writing options is to realize income in the form of premiums. BBG currently is permitted to write covered call options.

          * LENDING PORTFOLIO SECURITIES. To increase its income, BBM would be permitted to lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. BBG currently is permitted to lend portfolio securities.

          * FOREIGN CURRENCY TRANSACTIONS. Each Fund would be permitted to engage in foreign currency transactions which involve, for example, the Fund's purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Fund contracted to receive in the exchange. Foreign currency transactions would be entered into to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell; to hedge the U.S. dollar value of securities the Fund already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated; or to gain exposure to the foreign currency in an attempt to realize gains.

CORRESPONDING CHANGES IN INVESTMENT RESTRICTIONS

BULL & BEAR MUNICIPAL INCOME FUND, INC.--If this Proposal is approved by BBM's stockholders, BBM's current Investment Restrictions numbered 4, 5, 9, 13, 14 and 15 will be deleted and Investment Restrictions numbered 6, 7, 8, 10 and 11 (proposed to be renumbered as Investment Restrictions 2, 3, 4, 5 and 6) will be revised to reflect BBM's proposed investment objective and management policies described in this Proxy Statement, and generally to clarify the extent to which BBM may invest in certain types of securities or engage in various investment techniques. In addition, current Investment Restrictions numbered 1 and 2, which pertain to the Fund's classification as a "diversified" investment company, will be deleted if Proposal 4 is approved by BBM's stockholders. If Proposal 4 is not so approved, Investment Restrictions numbered 1 and 2 will remain in effect, but will be revised as described below, and the remaining Investment Restrictions will be renumbered.

          Investment Restriction Nos. 1 and 2, which pertain to BBM's current classification as a diversified investment company, will be revised if they are not deleted pursuant to Proposal 4. Under the 1940 Act, a diversified fund is permitted to invest with respect to 75% of its total assets, not more than 5% of such assets in the securities of a single issuer (the "5% requirement"), provided the investment represents less than 10% of the outstanding voting securities of such issuer (the "10% requirement"). Investment Restriction Nos. 1 and 2 contain an unnecessarily restrictive version of the 5% requirement and the 10% requirement, respectively, which, in each case, has the restriction applying to 100% instead of 75% of the Fund's total assets. The Board of Directors recommends revising these Investment Restrictions to conform to the 1940 Act's definition of diversification, thus permitting the Fund additional investment flexibility in pursuing its investment objective.

          Investment Restriction No. 4, which prohibits BBM from investing more than 5% of its assets in unseasoned issuers, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect.

          Investment Restriction No. 5, which prohibits BBM from investing in equity securities, or securities convertible into equity securities, will be deleted.

          Investment Restriction No. 6, proposed to be renumbered as Investment Restriction No. 2, which prohibits BBM from purchasing or selling real estate, except for municipal and other debt securities secured by real estate or interests therein, will be revised to clarify that BBM is permitted to invest in any security secured by real estate or issued by companies that invest in real estate or REITs and to reserve for the Fund the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities.

          Investment Restriction No. 7, proposed to be renumbered as Investment Restriction No. 3, which prohibits BBM from investing in securities of other investment companies, except as they may be acquired as part of a merger, consolidation, acquisition or reorganization of assets, will be amended to permit the acquisition of securities of other investment companies to the extent permitted under the 1940 Act and will be designated as a non-fundamental policy.

          Investment Restriction No. 8, proposed to be renumbered as Investment Restriction No. 4, which prohibits BBM from purchasing or selling commodities or commodity contracts, will be amended to permit the Fund to purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices.

          Investment Restriction No. 9, which prohibits BBM from purchasing participations or other direct interests in oil, gas, or other mineral exploration or development programs, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect. Deleting the restriction will involve no change in the manner in which the Fund's assets are invested.

          Investment Restriction No. 10, proposed to be renumbered as Investment Restriction No. 5, which prohibits BBM from making short sales or purchasing securities on margin, except for such short term credit necessary for the clearance of purchases of portfolio securities, will be amended to permit the Fund to make margin deposits in connection with transactions in options, futures contracts, including those relating to indices, and options on futures contracts or indices and to designate the prohibition on short sales as a non-fundamental policy.

          Investment Restriction No. 11, proposed to be renumbered as Investment Restriction No. 6, which prohibits BBM from making loans, except through the purchase of debt securities, will be amended to permit the Fund to enter into repurchase agreements and to lend its portfolio securities in an amount not to exceed 33-1/3% of the value of its total assets.

          Investment Restriction No. 13, which prohibits BBM from investing in companies for the purposes of exercising control, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect. Deleting the restriction will involve no change in the manner in which the Fund's assets are invested.

          Investment Restriction No. 14, which prohibits BBM from purchasing or retaining securities of any issuer if more than a certain percentage of such issuer's securities are owned by officers or Directors of the Fund or the Investment Manager, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect. Deleting the restriction will involve no change in the manner in which the Fund's assets are invested.

          Investment Restriction No. 15, which prohibits BBM from investing in puts, calls, straddles, spreads, or any combination thereof, will be deleted.

          If approved by BBM's stockholders, BBM's Investment Restrictions would read as follows (new language is underscored and language to be deleted is in brackets):

          The Fund may not:

          [1. Purchase any security if, as a result, more than 5% of the value of the Fund's total assets would be invested in the securities of a single issuer, except THAT UP TO 25% OF THE VALUE OF THE FUND'S TOTAL ASSETS MAY BE INVESTED, AND securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, MAY BE PURCHASED WITHOUT REGARD TO ANY SUCH limitation. For purposes of this limitation and that set forth in
               (2) below, the Fund will regard the entity which has the ultimate responsibility for the payment of interest and principal as the issuer.] THIS INVESTMENT RESTRICTION WILL BE DELETED ONLY IF BBM'S STOCKHOLDERS APPROVE PROPOSAL 4; OTHERWISE, IT WILL BE REVISED AS INDICATED.

          [2. Purchase any security if, as a result, more than 10% of the outstanding securities of any issuer would be held by the Fund, except securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities. THIS INVESTMENT RESTRICTION APPLIES ONLY WITH RESPECT TO 75% OF THE FUND'S TOTAL ASSETS.] THIS INVESTMENT RESTRICTION WILL BE DELETED ONLY IF BBM'S STOCKHOLDERS APPROVE PROPOSAL 4; OTHERWISE, IT WILL BE REVISED AS INDICATED.

         1[3]. Purchase any security if, as a result, 25% or more of the value of the Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or to municipal securities, certificates of deposit, or banker's acceptances.

          [4. Purchase any security if, as a result, more than 5% or more of the value of the Fund's total assets would be invested in the securities of issuers which at the time of purchase had been in operation for less than three years, except obligations issued or guaranteed by the U.S. Government, or its agencies, and municipal securities (for this purpose, the period of operation of any issuer shall include the period of operation of any predecessor or unconditional guarantor of such issuer).]

          [5. Purchase equity securities, or securities convertible into equity securities.]

         2[6]. Purchase or sell real estate, [(although it may purchase municipal and other debt securities secured by real estate or interest therein)] BUT THE FUND MAY PURCHASE AND SELL SECURITIES THAT ARE SECURED BY REAL ESTATE OR INTERESTS THEREIN OR ISSUED BY COMPANIES WHICH INVEST OR DEAL IN REAL ESTATE OR INTERESTS THEREIN OR REAL ESTATE INVESTMENT TRUSTS AND HOLD AND SELL REAL ESTATE AS A RESULT OF OWNERSHIP OF SUCH SECURITIES OR INSTRUMENTS.


         3[7]. Purchase securities of other investment companies except [in connection with a merger, consolidation, acquisition, or reorganization] TO THE EXTENT PERMITTED UNDER THE 1940 ACT.

         4[8]. Purchase or sell commodities [or commodity contracts], EXCEPT
               THAT THE FUND MAY PURCHASE AND SELL OPTIONS, FUTURES CONTRACTS, INCLUDING THOSE RELATING TO INDICES, AND OPTIONS ON FUTURES CONTRACTS OR INDICES.

          [9. Purchase participations or other direct interest in oil, gas, or other mineral exploration or development programs.]

         5[10]. Make short sales of securities or purchase securities on margin, [except for such short term credit as may be necessary for the clearance of purchases of portfolio securities] BUT THE FUND MAY MAKE MARGIN DEPOSITS IN CONNECTION WITH TRANSACTIONS IN OPTIONS, FUTURES CONTRACTS, INCLUDING THOSE RELATING TO INDICES, AND OPTIONS ON FUTURES CONTRACTS OR INDICES. THE PROHIBITION ON SHORT SALES OF SECURITIES CONTAINED IN THIS INVESTMENT RESTRICTION IS NOT A FUNDAMENTAL POLICY.

        6[11]. Make loans[, although it may purchase issues of debt securities] TO OTHERS, EXCEPT THROUGH THE PURCHASE OF DEBT OBLIGATIONS OR THE ENTRY INTO REPURCHASE AGREEMENTS. HOWEVER, THE FUND MAY LEND ITS PORTFOLIO SECURITIES IN AN AMOUNT NOT TO EXCEED 33-1/3% OF THE VALUE OF ITS TOTAL ASSETS. ANY LOANS OF PORTFOLIO SECURITIES WILL BE MADE ACCORDING TO GUIDELINES ESTABLISHED BY THE SECURITIES AND EXCHANGE COMMISSION AND THE FUND'S BOARD.


        7[12]. Underwrite any issue of securities, except to the extent that the purchase of municipal securities, or other permitted investments, directly from the issuer thereof and the later disposition of such securities in accordance with the Fund's investment program may be deemed to be an underwriting.

          [13. Invest in the securities of any issuer for the purpose of exercising management or control.]

          [14. Purchase or retain the securities of any issuer if, to the knowledge of the Fund's management, any of the officers or directors of the Fund, or its Investment Manager, owns beneficially more than 1/2 of 1% of such issuer's securities, or together own beneficially more than 5% of such securities.]

          [15. Invest in puts, calls, straddles, spreads, or any combination thereof.]

         8[16]. Issue senior securities (including borrowing money), except to the extent permitted by applicable law.

BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.--If this Proposal is approved by BBG's stockholders, BBG's current Investment Restrictions numbered 5 and 6 (proposed to be renumbered as Investment Restrictions 4 and 5) will be revised to reflect the Fund's proposed investment objective and management policies described in this Proxy Statement, and generally to clarify the extent to which BBG may invest in certain types of securities or engage in various investment techniques. In addition, current Investment Restriction No. 1, which pertains to the Fund's classification as a "diversified" investment company, will be deleted if Proposal 4 is approved by BBG's stockholders. If Proposal 4 is not so approved, Investment Restriction No. 1 will remain in effect and the remaining Investment Restrictions will be renumbered.

          Investment Restriction No. 5, proposed to be renumbered as Investment Restriction No. 4, which prohibits BBG from purchasing or selling commodities or commodity futures contracts, except for financial and foreign currency futures contracts and options thereon, and options and futures contracts on foreign currencies, will be amended to clarify that BBG may invest in options, forward currency contracts and futures contracts, including those relating to indices, and currencies.

          Investment Restriction No. 6, proposed to be renumbered as Investment Restriction No. 5, which prohibits BBG from purchasing or selling real estate, but permits BBG to invest in securities (excluding limited partnership interests) secured by real estate or issued by companies which invest in real estate, will be revised to clarify that BBG may invest in companies that deal in real estate and REITs and to reserve for the Fund the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities.

          If approved by BBG's stockholders, BBG's Investment Restrictions would read as follows (new language is underscored and language to be deleted is in brackets):

          The Fund may not:

          [1. Purchase the securities of any one issuer if, as a result, more than 5% of the Fund's total assets would be invested in the securities of such issuer, or the Fund would own or hold 10% or more of the outstanding voting securities of that issuer, except that up to 25% of the Fund's total assets may be invested without regard to those limitations and provided that those limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.]

         1[2]. Issue senior securities as defined in the 1940 Act (including borrowing money) except as permitted by applicable law.

         2[3]. Lend its assets, except as permitted by applicable law.

         3[4]. Underwrite the securities of other issuers, except to the extent that the Fund may be deemed to be an underwriter under the Federal securities laws in connection with the disposition of the Fund's authorized investments.

         4[5]. Purchase or sell commodities [or commodity futures contracts, although it may enter into (i) financial and foreign currency futures contracts and options thereon, (ii) options on foreign currencies, and (iii) forward contracts on foreign currencies.], EXCEPT THAT THE FUND MAY PURCHASE AND SELL OPTIONS, FUTURES CONTRACTS, INCLUDING THOSE RELATING TO INDICES, AND OPTIONS ON FUTURES CONTRACTS OR INDICES, AND CURRENCIES.


         5[6]. Purchase or sell real estate, [provided that] but the Fund may [invest in] PURCHASE AND SELL securities [(excluding limited partnership interests)] THAT ARE secured by real estate or interests therein or issued by companies which invest OR DEAL in real estate or interests therein OR REAL ESTATE INVESTMENT TRUSTS AND HOLD AND SELL REAL ESTATE AS A RESULT OF OWNERSHIP OF SUCH SECURITIES OR INSTRUMENTS.

         6[7]. Purchase a security if, as a result, 25% or more of the value of the Fund's total assets would be invested in the securities of issuers in a single industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

VOTE REQUIRED AND EACH BOARD'S RECOMMENDATION

          For each Fund, approval of this Proposal requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.


                  EACH FUND'S BOARD OF DIRECTORS, INCLUDING THE
            "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS
             VOTE "FOR" PROPOSAL 2 TO CHANGE THE FUND'S FUNDAMENTAL
                INVESTMENT POLICIES AS DESCRIBED IN THE PROPOSAL.

          PROPOSAL 3. TO AMEND EACH FUND'S ARTICLES OF INCORPORATION TO CHANGE
                      THE FUND'S NAME

          As described above in Proposal 2, management of each Fund believes that it is advisable for the Fund to change its investment objective and certain management policies so as to have the flexibility to purchase a variety of instruments under certain market conditions. To provide each Fund with such investment flexibility, it is necessary under the 1940 Act to change, among other things, the name of the Fund. That is because, under the 1940 Act, an investment company with the words "municipal" or "government securities" in its name would be required to invest at least 65% of its total assets in municipal obligations or government securities, respectively. As described in Proposal 2, management desires the flexibility to invest a smaller percentage of the respective Fund's assets in those securities. Accordingly, each Fund's Board has proposed an amendment to the Fund's Articles of Incorporation to change the Fund's name. It is proposed that Bull & Bear Municipal Income Fund, Inc.'s name be changed to "BBM Corporation," and Bull & Bear U.S. Government Securities Fund, Inc.'s name be changed to "BBG Corporation." The text of each amendment is set forth in Exhibit C hereto.

          Subject to stockholder approval, each Fund's Board of Directors approved this name change at a meeting held on September 9, 1997. The Directors of each Fund believe that approval of the proposed amendment is in the best interests of the Fund and its stockholders.

VOTE REQUIRED AND EACH BOARD'S RECOMMENDATION

          For each Fund, approval of this Proposal requires the affirmative vote of a majority of the Fund's outstanding voting securities.


         EACH FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED"
       DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO
        THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE FUND'S NAME.

          PROPOSAL 4. TO CHANGE THE CLASSIFICATION OF EACH FUND FROM A
                      DIVERSIFIED TO A NON-DIVERSIFIED INVESTMENT COMPANY

          Each Fund currently is classified as a "diversified" investment company. A diversified investment company is required by the 1940 Act generally to invest, with respect to 75% of its total assets, not more than 5% of such assets in the securities of a single issuer.

          By approving the Proposal, stockholders would authorize the reclassification of each Fund as a "non-diversified" investment company, which means that the portion of the Fund's assets that may be invested in the securities of a single issuer would not be limited by the 1940 Act. Management of each Fund believes that changing the classification of the Fund from a diversified to a non-diversified investment company would give the Investment Manager more flexibility to focus the Fund's investments in investments that it views as offering the best opportunities to achieve the Fund's investment objective. If the Proposal is approved, a relatively high percentage of the Fund's assets then could be invested in the securities of a limited number of issuers. Therefore, the Fund's portfolio would be more sensitive to changes in the market value of a single issuer. Each Fund, however, intends to continue to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), which requires that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's total assets be invested in cash, U.S. Government securities, the securities of other regulated investment companies, and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies).

 CORRESPONDING CHANGES IN INVESTMENT RESTRICTIONS

          If this Proposal is approved by BBM's stockholders, BBM's current Investment Restrictions numbered 1 and 2 will be deleted. These Investment Restrictions are set forth under "Proposal 2 -- Corresponding Changes in Investment Restrictions -- Bull & Bear Municipal Income Fund, Inc."

          If this Proposal is approved by BBG's stockholders, BBG's current Investment Restriction numbered 1 will be deleted. This Investment Restriction is set forth under "Proposal 2 -- Corresponding Changes in Investment Restrictions -- Bull & Bear U.S. Government Securities Fund, Inc."

VOTE REQUIRED AND EACH BOARD'S RECOMMENDATION

          For each Fund, approval of this Proposal requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

                  EACH FUND'S BOARD OF DIRECTORS, INCLUDING THE
                   "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT
                STOCKHOLDERS VOTE "FOR" PROPOSAL 4 TO CHANGE THE
            CLASSIFICATION OF EACH FUND FROM A DIVERSIFIED INVESTMENT
                COMPANY TO A NON-DIVERSIFIED INVESTMENT COMPANY.

          PROPOSAL 5. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          The 1940 Act requires that each Fund's independent auditors be selected by a majority of those Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund; that such selection be submitted for ratification or rejection at the Meeting; and that the employment of such independent auditors be conditioned upon the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. Each Fund's Board of Directors, including a majority of those Directors who are not "interested persons," approved the selection of Tait, Weller & Baker for the fiscal year ending December 31, 1997 in the case of BBM, and June 30, 1998, in the case of BBG, at Board meetings held on ______________, 1997.

          Accordingly, the selection by each Fund's Board of Tait, Weller & Baker as independent auditors of the Fund for the fiscal year ending December 31, 1997, in the case of BBM, and June 30, 1998, in the case of BBG, is submitted to stockholders for ratification or rejection. Apart from its fees received as independent auditors, neither Tait, Weller & Baker nor any of its partners has a direct, or material indirect, financial interest in the Funds or the Investment Manager.

          Tait, Weller & Baker has acted as independent auditors of each Fund since the Funds' organization, and acts as independent auditors of Group. Each Fund's Board believes that the employment of the services of Tait, Weller & Baker, as described herein, is in the best interests of the Fund.

          A representative of Tait, Weller & Baker is expected to be present at the Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                  EACH FUND'S BOARD OF DIRECTORS, INCLUDING THE
                   "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT
                   STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE
                      SELECTION OF TAIT, WELLER & BAKER AS
                        INDEPENDENT AUDITORS OF THE FUND.

                                  OTHER MATTERS

          Each Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by telegraph, and each Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals. In addition, the Fund will retain Shareholder Communication Corporation to solicit proxies on behalf of the Board, which is estimated to cost the Fund its pro rata share of approximately $____________.

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposals 2, 3 and 4.

          In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "AGAINST" a Proposal against any adjournment. A quorum is constituted with respect to each Fund by the presence in person or by proxy of the holders or more than one-third of the outstanding shares of the Fund entitled to vote at the Meeting.


          Each Fund's Board is not aware of any other matters which may come before the Meeting. However, should any such matters with respect to one or more Funds properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

          Proposals that stockholders wish to include in a Fund's proxy statement for the Fund's next Annual Meeting of Stockholders must be sent to and received by the Fund no later than June 30, 1998 at the principal executive offices of the Fund at 11 Hanover Square, New York, New York 10005, Attention:
William J. Maynard.

                       NOTICE TO BANKS, BROKER/DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

          Please advise the appropriate Fund, at its principal executive offices, to the attention of William J. Maynard, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING(S) IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.


Dated:  October __, 1997

                                    EXHIBIT A

          The executive officers, other than those who serve as Directors, and their relevant biographical information are set forth below:

          STEVEN A. LANDIS - Senior Vice President of the Funds. He also is Senior Vice President of the other investment companies in the Investment Company Complex, and the Investment Manager and certain of its affiliates. From 1993 to 1995, he was Associate Director - Proprietary Trading at Barclays de Zoete Wedd Securities Inc. and, from 1992 to 1993, he was Director, Bond Arbitrage at WG Trading Company. He is 42 years old.

          JOSEPH LEUNG, CPA - Treasurer and Chief Accounting Officer of the Funds. He also is Treasurer and Chief Accounting Officer of the other investment companies in the Investment Company Complex, and the Investment Manager and its affiliates. From 1992 to 1995, he held various positions with Coopers & Lybrand L.L.P., a public accounting firm. He is a member of the American Institute of Certified Public Accountants. He is 32 years old.

          WILLIAM J. MAYNARD - Vice President and Secretary of the Funds. He also is Vice President and Secretary of the other investment companies in the Investment Company Complex, and the Investment Manager and its affiliates. From 1991 to 1994, he was associated with the law firm of Skadden, Arps, Slate, Meagher & Flom. He is a member of the New York State Bar Association. He is 33 years old.

          The address of each executive officer of the Funds is 11 Hanover Square, New York, New York 10005.

          The following table presents certain information regarding the beneficial ownership of each Fund's shares as of September 11, 1997 by each officer and Director or nominee of the Fund owning shares on such date. In each case, such amount constitutes less than 1% of the Fund's outstanding shares.

NAME OF OFFICER OR DIRECTOR/NOMINEE                    NUMBER OF SHARES
-----------------------------------                    ----------------
Thomas B. Winmill - BBG                                     18.68
Thomas B. Winmill - BBM                                     16.73
Bassett S. Winmill - BBM                                    80.66

                                    EXHIBIT B


          If Proposal 2 approved, each Fund, except as noted, would be permitted to invest up to 50% of its net assets in the portfolio securities described below. In addition, each Fund would be permitted to engage in the various additional investment techniques described below.

CERTAIN ADDITIONAL PORTFOLIO SECURITIES

COMMON AND PREFERRED STOCKS--Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis; profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decrease in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. Such investments would be made primarily for their capital appreciation potential.

REAL ESTATE INVESTMENT TRUSTS--A real estate investment trust ("REIT") is a corporation, or a business trust that would otherwise be taxed as a corporation, which meets the definitional requirements of the Code. The Code permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level Federal income tax and making the REIT a pass- through vehicle for Federal income tax purposes. To meet the definitional requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to shareholders annually a substantial portion of its otherwise taxable income.

          REITs are characterized as equity REITs, mortgage REITs and hybrid REITs. Equity REITs, which may include operating or finance companies, own real estate directly and the value of, and income earned by, the REITs depends upon the income of the underlying properties and the rental income they earn. Equity REITs also can realize capital gains (or losses) by selling properties that have appreciated (or depreciated) in value. Mortgage REITs can make construction, development or long-term mortgage loans and are sensitive to the credit quality of the borrower. Mortgage REITs derive their income from interest payments on such loans. Hybrid REITs combine the characteristics of both equity and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate. The value of securities issued by REITs are affected by tax and regulatory requirements and by perceptions of management skill. They also are subject to heavy cash flow dependency, defaults by borrowers or tenants, self-liquidation and the possibility of failing to qualify for tax-free status under the Code or to maintain exemption from the 1940 Act.

CORPORATE DEBT SECURITIES--Corporate debt securities include bonds, debentures, notes and other similar instruments, including convertible securities issued by domestic and foreign entities. Debt securities may be acquired with warrants attached. These securities also may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

          Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

          The interest rate on floating rate debt instruments ("floaters") is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically. Because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, although the Fund will participate in any declines in interest rates as well.

          The interest rate on inverse floating rate debt instruments ("inverse floaters") resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See "Mortgage-Related Securities" below.

CONVERTIBLE SECURITIES--Convertible securities may be converted at either a stated price or stated rate into underlying shares of common stock. Convertible securities have characteristics similar to both fixed-income and equity securities. Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

          Although to a lesser extent than with fixed-income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

          Convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. There can be no assurance of current income because the issuers of the convertible securities may default on their obligations. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. There can be no assurance of capital appreciation, however, because securities prices fluctuate. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.

PARTICIPATION INTERESTS--Participation interests are corporate obligations, denominated in U.S. dollars or foreign currencies, that are originated, negotiated and structured by a syndicate of lenders ("Co-Lenders") consisting of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions, one or more of which administers the security on behalf of the syndicate (the "Agent Bank"). Co-Lenders may sell such securities to third parties called "Participants." The Fund may invest in such securities either by participating as a Co-Lender at origination or by acquiring an interest in the security from a Co-Lender or a Participant (collectively, "participation interests"). Co-Lenders and Participants interposed between the Fund and the corporate borrower (the "Borrower"), together with Agent Banks, are referred to herein as "Intermediate Participants." The Fund will not act as an Agent Bank, guarantor or sole negotiator with respect to securities that are the subject of a participation interest. A participation interest gives the Fund an undivided interest in the security in the proportion that the Fund's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest. The Fund also may purchase a participation interest in a portion of the rights of an Intermediate Participant, which would not establish any direct relationship between the Fund and the Borrower. In such cases, the Fund would be required to rely on the Intermediate Participant that sold the participation interest not only for the enforcement of the Fund's rights against the Borrower, but also for the receipt and processing of payments due to the Fund under the security. Because it may be necessary to assert through an Intermediate Participant such rights as may exist against the Borrower, if the Borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund were to enforce its rights directly against the Borrower. Moreover, under the terms of a participation interest, the Fund may be regarded as a creditor of the Intermediate Participant (rather than of the Borrower), so that the Fund also may be subject to the risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank if, for example, assets held by the Agent Bank for the benefit of the Fund were determined by the appropriate regulatory authority or court to be subject to the claims of the Agent Bank's creditors. In such case, the Fund might incur certain costs and delays in realizing payment in connection with the participation interest or suffer a loss of principal and/or interest. Further, in the event of the bankruptcy or insolvency of the Borrower, the obligation of the Borrower to repay the loan may be subject to certain defenses that can be asserted by such Borrower as a result of improper conduct by the Agent Bank or Intermediate Participant. For certain participation interests, the Fund will have the right to demand payment, on not more than seven days' notice, for all or any part of the Fund's participation interest in the security, plus accrued interest. As to these instruments, the Fund intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio.

MORTGAGE-RELATED SECURITIES--Mortgage-related securities are a form of derivative collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. These securities may include complex instruments such as collateralized mortgage obligations and stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") or other kinds of mortgage-backed securities, including those with fixed, floating and variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates.

          GOVERNMENT-AGENCY SECURITIES--Mortgage-related securities issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee.

          GOVERNMENT-RELATED SECURITIES--Mortgage-related securities issued by the Federal National Mortgage Association ("FNMA") include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA.

          Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

          PRIVATE ENTITY SECURITIES--These mortgage-related securities are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Timely payment of principal and interest on mortgage-related securities backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Fund or the price of the Fund's shares. Mortgage-related securities issued by non-governmental issuers generally offer a higher rate of interest than government-agency and government-related securities because there are no direct or indirect government guarantees of payment.

          COMMERCIAL MORTGAGE-RELATED SECURITIES--Commercial mortgage-related securities generally are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. These mortgage-related securities generally are structured to provide protection to the senior classes investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities ("Subordinated Securities") take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated Securities, cross- collateralization and over-collateralization.

          Subordinated Securities are issued or sponsored by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Subordinated Securities have no governmental guarantee, and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior mortgage-related securities arising out of the same pool of mortgages. The holders of Subordinated Securities typically are compensated with a higher stated yield than are the holders of more senior mortgage-related securities. On the other hand, Subordinated Securities typically subject the holder to greater risk than senior mortgage-related securities and tend to be rated in a lower rating category, and frequently a substantially lower rating category, than the senior mortgage-related securities issued in respect of the same pool of mortgage. Subordinated Securities generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional fixed-income securities and senior mortgage-related securities.

          The market for commercial mortgage-related securities developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-related securities. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on commercial properties than on those secured by loans on residential properties.

          COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS")--A CMO is a multiclass bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (a) Ginnie Mae, Fannie Mae, or Freddie Mac pass-through certificates, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans' Affairs, (c) unsecuritized conventional mortgages, (d) other mortgage-related securities, or (e) any combination thereof. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as the London Interbank Offered Rate ("LIBOR") (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. Each Fund also may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index such a LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs.

          Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indexes. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. A Fund's ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.

          STRIPPED MORTGAGE-BACKED SECURITIES--Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security known as a principal-only security, or PO. Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

          ADJUSTABLE-RATE MORTGAGE LOANS ("ARMS")--ARMs eligible for inclusion in a mortgage pool generally will provide for a fixed initial mortgage interest rate for a specified period of time, generally for either the first three, six, twelve, thirteen, thirty-six, or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes in an index. ARMs typically have minimum and maximum rates beyond which the mortgage interest rate may not vary over the lifetime of the loans. Certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Negatively amortizing ARMs may provide limitations on changes in the required monthly payment. Limitations on monthly payments can result in monthly payments that are greater or less than the amount necessary to amortize a negatively amortizing ARM by its maturity at the interest rate in effect during any particular month.

          OTHER MORTGAGE-RELATED SECURITIES--Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

ASSET-BACKED SECURITIES--Asset-backed securities are a form of derivative. The securitization techniques used for asset-backed securities are similar to those used for mortgage-related securities. These securities include debt securities and securities with debt-like characteristics. The collateral for these securities has included home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. Each Fund may invest in these and other types of asset- backed securities that may be developed in the future.

          Asset-backed securities present certain risks that are not presented by mortgage- backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

FOREIGN GOVERNMENT OBLIGATIONS; SECURITIES OF SUPRANATIONAL ENTITIES--Obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities may be purchased if they are determined by the Investment Manager to be of comparable quality to the other obligations in which the Fund may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

U.S. TREASURY SECURITIES--U.S. Treasury securities include Treasury Inflation-Protection Securities ("TIPS"), which are newly created securities issued by the U.S. Treasury designed to provide investors a long term investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed, while the principal value rises or falls semi-annually based on changes in a published Consumer Price Index. Thus, if inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss. During a deflationary period, the principal and interest payments decrease, although the TIPS' principal will not drop below its face amount at maturity.

          In exchange for the inflation protection, TIPS generally pay lower interest rates than typical Treasury securities. Only if inflation occurs will TIPS offer a higher real yield than a conventional Treasury bond of the same maturity. In addition, it is not possible to predict with assurance how the market for TIPS will develop; initially, the secondary market for these securities may not be as active or liquid as the secondary market for conventional Treasury securities. Principal appreciation and interest payments on TIPS will be taxed annually as ordinary interest income for Federal income tax calculations. As a result, any appreciation in principal must be counted as interest income in the year the increase occurs, even though the investor will not receive such amounts until the TIPS are sold or mature. Principal appreciation and interest payments will be exempt from state and local income taxes.

ZERO COUPON SECURITIES--Zero coupon U.S. Treasury securities are Treasury Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Zero coupon securities also are issued by corporations and financial institutions which constitute a proportionate ownership of the issuer's pool of underlying U.S. Treasury securities. A zero coupon security pays no interest to its holder during its life and is sold at a discount to its face value at maturity. The market prices of zero coupon securities generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to a greater degree to changes in interest rates than non-zero coupon securities having similar maturities and credit qualities.

DEPOSITARY RECEIPTS--American Depositary Receipts ("ADRs") are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts ("EDRs"), which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe. These securities may be purchased through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted.

WARRANTS--A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time.

MONEY MARKET INSTRUMENTS--Money market instruments include the following:

          U.S. GOVERNMENT SECURITIES. Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities that differ in their interest rates, maturities and times of issuance. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies and instrumentalities, no assurance can be given that it will always do so since it is not so obligated by law.

          REPURCHASE AGREEMENTS. In a repurchase agreement, a Fund buys, and the seller agrees to repurchase, a security at a mutually agreed upon time and price (usually within seven days). The repurchase agreement thereby determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. The Fund may enter into repurchase agreements with certain banks or non-bank dealers.

          BANK OBLIGATIONS. Bank obligations include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign subsidiaries or foreign branches of domestic banks, and domestic and foreign branches of foreign banks, the Fund may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers.

          Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

          Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time (in no event longer than seven days) at a stated interest rate.

          Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

          COMMERCIAL PAPER. Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs. These instruments include variable amount master demand notes, which are obligations that permit a Fund to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand.

INVESTMENT TECHNIQUES

USE OF DERIVATIVES--Derivatives ("Derivatives"), such as options and futures transactions, are entered into for a variety of reasons, including to hedge certain market risks, to provide a substitute for purchasing or selling particular securities or to increase potential income gain. Derivatives may provide a cheaper, quicker or more specifically focused way for the Fund to invest than "traditional" securities would.

          Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular Derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

          Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on the Fund's performance.

          If a Fund invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund's return or result in a loss. The Fund also could experience losses if its Derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

          Although the Fund will not be a commodity pool, Derivatives subject the Fund to the rules of the Commodity Futures Trading Commission ("CFTC") which limit the extent to which the Fund can invest in certain Derivatives. The Fund may invest in futures contracts and currency futures contracts, and options with respect thereto for hedging purposes without limit. However, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceed 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

          Each Fund would be permitted to purchase call and put options and write (i.e., sell) covered call and put option contracts. When required by the Securities and Exchange Commission, the Fund will set aside permissible liquid assets in a segregated account to cover its obligations relating to its transactions in Derivatives. To maintain this required cover, the Fund may have to sell portfolio securities at disadvantageous prices or times since it may not be possible to liquidate a Derivative position at a reasonable price. Derivatives may be purchased on established exchanges or through privately negotiated transactions referred to as over-the- counter Derivatives. Exchange-traded Derivatives generally are guaranteed by the clearing agency which is the issuer or counterparty to such Derivatives. This guarantee usually is supported by a daily payment system (i.e., variation margin requirements) operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with Derivatives purchased on an exchange. By contrast, no clearing agency guarantees over-the-counter Derivatives. Therefore, each party to an over-the-counter Derivative bears the risk that the counterparty will default. Accordingly, the Manager will consider the creditworthiness of counterparties to over- the-counter Derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund. Over-the-counter Derivatives are less liquid than exchange-traded Derivatives since the other party to the transaction may be the only investor with sufficient understanding of the Derivative to be interested in bidding for it.

          FUTURES TRANSACTIONS--IN GENERAL. Futures contracts may be entered into in U.S. domestic markets, such as the Chicago Board of Trade and the International Monetary Market of the Chicago Mercantile Exchange. Engaging in these transactions involves risk of loss to the Fund which could adversely affect the value of the Fund's net assets. Although the Fund intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

          Successful use of futures by the Fund also is subject to the Investment Manager's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract. For example, if the Fund uses futures to hedge against the possibility of a decline in the market value of securities held in its portfolio and the prices of such securities instead increase, the Fund will lose part or all of the benefit of the increased value of securities which it has hedged because it will have offsetting losses in its futures positions. Furthermore, if in such circumstances the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. The Fund may have to sell such securities at a time when it may be disadvantageous to do so.

          Pursuant to regulations and/or published positions of the Securities and Exchange Commission, the Fund may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Fund's ability otherwise to invest those assets.

          SPECIFIC FUTURES TRANSACTIONS. A stock index future obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract's last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.

          Each Fund may purchase and sell interest rate futures contracts. An interest rate future obligates the Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.

          OPTIONS--IN GENERAL. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or securities at the exercise price at any time during the option period, or at a specific date. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or securities at the exercise price at any time during the option period, or at a specific date.

          A covered call option written by the Fund is a call option with respect to which the Fund owns the underlying security or otherwise covers the transaction by segregating cash or other securities. A put option written by the Fund is covered when, among other things, cash or liquid securities having a value equal to or greater than the exercise price of the option are placed in a segregated account with the Fund's custodian to fulfill the obligation undertaken. The principal reason for writing covered call and put options is to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone. The Fund receives a premium from writing covered call or put options which it retains whether or not the option is exercised.

          There is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers' orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or it otherwise covers its position.

          SPECIFIC OPTIONS TRANSACTIONS. Call and put options may be purchased and sold in respect of specific securities (or groups or "baskets" of specific securities) or stock indices listed on national securities exchanges or traded in the over-the-counter market. An option on a stock index is similar to an option in respect of specific securities, except that settlement does not occur by delivery of the securities comprising the index. Instead, the option holder receives an amount of cash if the closing level of the stock index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. Thus, the effectiveness of purchasing or writing stock index options will depend upon price movements in the level of the index rather than the price of a particular stock.

          Each Fund may purchase cash-settled options on interest rate swaps, interest rate swaps denominated in foreign currency and equity index swaps in pursuit of its investment objective. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments) denominated in U.S. dollars or foreign currency. Equity index swaps involve the exchange by the Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

          Successful use by the Fund of options will be subject to the Investment Manager's ability to predict correctly movements in the prices of individual stocks, the stock market generally, foreign currencies or interest rates. To the extent the Investment Manager's predictions are incorrect, the Fund may incur losses.

LENDING PORTFOLIO SECURITIES--Portfolio securities may be loaned to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Fund will continue to be entitled to payments in amounts equal to the interest, or other distributions payable on the loaned securities which affords the Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities may not exceed 33-1/3% of the value of the Fund's total assets, and the Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such loans are terminable by the Fund at any time upon specified notice. The Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund. In connection with its securities lending transactions, the Fund may return to the borrower or a third party which is unaffiliated with the Fund, and which is acting as a "placing broker," a part of the interest earned from the investment of collateral received for securities loaned.

          The Securities and Exchange Commission currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Fund must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (3) the Fund must be able to terminate the loan at any time; (4) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; and (5) the Fund may pay only reasonable custodian fees in connection with the loan.

FOREIGN CURRENCY TRANSACTIONS--Foreign currency transactions may involve, for example, the Fund's purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Fund contracted to receive in the exchange. The Fund's success in these transactions will depend principally on the Investment Manager's ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

ADDITIONAL INVESTMENT CONSIDERATIONS AND RISKS

EQUITY SECURITIES--Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Changes in the value of each Fund's investments will result in changes in the value of its shares and thus the Fund's total return to investors.

          The value of BBG's investments in certain equity securities may be affected by changes in the price of precious metals, such as gold, platinum and silver. Precious metals have been subject to substantial price fluctuations over short periods of time. The prices have been influenced by industrial and commercial demand, investment and speculation, and monetary and fiscal policies of central banks and governmental and international agencies. Price fluctuations in bullion have also caused large price fluctuations in securities in which BBG may invest. Currently, there are only six major producers of gold: the Republic of South Africa ("South Africa"), the United States, Australia, the Commonwealth of Independent States (the "CIS," formerly the Union of Soviet Socialist Republics), Canada and China. As South Africa, the CIS and China are three major producers of gold and platinum, changes in political, social and economic conditions affecting these countries pose certain risks to BBG's investments. The social upheaval and related economic difficulties in these countries from time to time, may influence the price of gold and platinum and the share values of mining companies involved in these countries and elsewhere. Accordingly, investors should understand the special considerations and risks related to such an investment emphasis, and its potential effect on BBG's per share value. National economic and political developments could affect South Africa's policy regarding gold sales and in turn the price of gold and the share values of mining companies involved in South Africa.

FIXED-INCOME SECURITIES--Even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuer. Certain securities purchased by a Fund, such as convertible securities rated below investment grade by a nationally recognized statistical rating organization, may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated fixed-income securities. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security.

FOREIGN SECURITIES--Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

          Because evidences of ownership of such securities usually are held outside the United States, the Fund will be subject to additional risks which include possible adverse political and economic developments, seizure or nationalization of foreign deposits or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

          Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

                                    EXHIBIT C


          The Articles of Incorporation of Bull & Bear Municipal Income Fund, Inc. shall be amended by striking Article II and inserting in lieu thereof the following:


                                 ARTICLE II NAME

                  The name of the corporation (hereinafter called the "Corporation") is BBM Corporation.


                                      * * *

          The Articles of Incorporation of Bull & Bear U.S. Government Securities Fund, Inc. shall be amended by striking Article II and inserting in lieu thereof the following:


                                   ARTICLE II

                                      NAME

                  The name of the corporation (hereinafter called the "Corporation") is BBG Corporation.

PRELIMINARY COPY

                     BULL & BEAR MUNICIPAL INCOME FUND, INC.


          The undersigned stockholder of BULL & BEAR MUNICIPAL INCOME FUND, INC. (the "Fund") hereby appoints Thomas B. Winmill and Robert D. Anderson and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on October __, 1997 at the Annual Meeting of Stockholders to be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, at 10:00 a.m. on Thursday, November 20, 1997, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposals, as more fully described in the proxy statement for the Meeting.

          Please mark boxes in blue or black ink.

     1.   To elect Nominees to the Board of Directors:


         [  ] FOR All     [  ] WITHHOLD authority only    [  ] WITHHOLD
              Nominees         for those Nominee(s)            authority for
                               whose name(s) I have            ALL  Nominees
                               written below

          Nominees are: Russell E. Burke III, David R. Stack, Mark C. Winmill, Thomas B. Winmill, and Bassett S. Winmill.


          --------------------------------------------------------------------



     2. To approve certain changes to the investment objective, fundamental policies and investment restrictions of the Fund.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     3. To consider an amendment to the Fund's Articles of Incorporation to change the Fund's name.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     4. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     5. To ratify the selection of Tait, Weller & Baker as the Fund's independent auditors.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.


                    Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.





                          Dated:  _______________, 1997


                          -------------------------
                          Signature(s)


                          -------------------------
                          Signature(s)


Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.

 PRELIMINARY COPY

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.


          The undersigned stockholder of BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC. (the "Fund") hereby appoints Thomas B. Winmill and Robert D. Anderson and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on October __, 1997 at the Annual Meeting of Stockholders to be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, at 10:00 a.m. on Thursday, November 20, 1997, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposals, as more fully described in the proxy statement for the Meeting.

          Please mark boxes in blue or black ink.

     1.   To elect nominees to the Board of Directors:


         [  ] FOR All     [  ] WITHHOLD authority only    [  ] WITHHOLD
              Nominees         for those Nominee(s)            authority for
                               whose name(s) I have            ALL  Nominees
                               written below


          Nominees are: Frederick A. Parker, Jr., Mark C. Winmill, Thomas B. Winmill, Bassett S. Winmill and Douglas Wu .


          ---------------------------------------------------------------------



     2. To approve certain changes to the fundamental policies and investment restrictions of the Fund.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     3. To consider an amendment to the Fund's Articles of Incorporation to change the Fund's name.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     4. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     5. To ratify the selection of Tait, Weller & Baker as the Fund's independent auditors.


                [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN


     6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.



                    Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.





                           Dated: ____________________, 1997


                           -------------------------
                           Signature(s)


                           -------------------------
                           Signature(s)


Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.